                                                                    Exhibit 99.1

                          DEL GLOBAL TECHNOLOGIES CORP.
                             11550 West King Street
                             Franklin Park, IL 60131

                        NOTICE OF CHANGE OF WARRANT AGENT

To:  Holders of Warrants to Purchase  Common Stock of Del Global  Technologies
Corp.

            Reference is made to that  certain  Warrant  Agreement,  dated as of
March 23, 2002 (the "Agreement"), between the Del Global Technologies Corp. (the
"Company") and Mellon Investor Services LLC ("Mellon").  Pursuant to the Section
7.2 of the  Agreement,  you are hereby  advised that  Continental  Stock & Trust
Company has been appointed to act as Warrant Agent (as defined in the Agreement)
effective as of July 27,  2007,  vested with such rights,  powers,  duties,  and responsibilities  as if originally named as Warrant Agent under the terms of the
Agreement,  to act on behalf of the Company in accordance with the  instructions set forth in the Agreement. Effective as of that same date, Mellon will cease to act as Warrant Agent under the terms of the Agreement.

Dated:  June 27, 2007

                                         DEL GLOBAL TECHNOLOGIES CORP.

                                         By: /s/ Mark A. Zorko
                                             -----------------------------------
                                             Name:  Mark A. Zorko
                                             Title: Chief Financial Officer